Exhibit 10.2

FORM OF SUBSCRIPTION TERMINATION AGREEMENT

This Subscription Termination Agreement (this “Agreement”) is entered into as of February [  ], 2023 by and between CENAQ Energy Corp., a Delaware corporation (“Issuer”), and          (“Subscriber”).

WHEREAS, Issuer and Subscriber entered into that certain Subscription Agreement dated as of August 12, 2022 (the “Subscription Agreement”); and

WHEREAS, pursuant to Section 7(b) of the Subscription Agreement, Issuer and Subscriber now wish to terminate the Subscription Agreement and any amendments thereto in its entirety.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, the sufficiency of which is hereby acknowledged, the parties agree as follows.

1.	Termination. The Subscription Agreement is hereby terminated in its entirety, and shall be of no further force and effect, pursuant to the mutual agreement of the parties as provided in Section 7(b) of the Subscription Agreement; provided that nothing herein will relieve any party from liability for any fraud or willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such fraud or willful breach.

2.	Breach. The parties acknowledge and agree that no breach of the Subscription Agreement has occurred or is ongoing. Neither this termination or any other provision of the Subscription Agreement shall give rise to any claims for damages by either party against the other.

3.	Entire Agreement. The parties acknowledge and agree that the provisions set forth herein constitute the entire agreement of the parties with respect to the subject matter hereof. No verbal agreements or representations exists between the parties except as explicitly set forth herein.

[Signature Page follows.]

In witness whereof, the parties execute this Agreement effective for all purposes as of the date set forth above.

Issuer		Subscriber

CENAQ Energy Corp.

By:		By:
Name:	J. Russell Porter	Name:
Title:	Chief Executive Officer	Title: